Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-189049 on Form S-1 of our report dated February 25, 2013 (July 9, 2013 as to the effects of the 1 for 9.75 reverse stock split described in Note 1) relating to the financial statements of Cellular Dynamics International, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

July 18, 2013